Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5
LITTLETON, COLORADO
80127 TELEPHONE (720) 981- 1185
FAX (720) 981-1186

Trading Symbol: VGZ

Toronto and American Stock Exchanges

NEWS

Vista Gold Corp. Announces Proposed US$32 Million Brokered Private Placement

Denver, Colorado, February 12, 2008 — Vista Gold Corp. (“Vista” or the “Corporation”) (TSX & AMEX:  VGZ) announces that the Corporation intends to offer up to US$32 million in aggregate principal amount of senior secured convertible notes (the “Notes”) pursuant to a brokered private placement, subject to certain conditions, including approval of the American Stock Exchange (“AMEX”) and the Toronto Stock Exchange.  The Notes will be convertible into common shares of the Corporation at any time at the option of the holder at a conversion price of US$6.00 per share, subject to adjustment in certain circumstances, including if the Corporation’s common shares are trading on the AMEX at less than US$5.00 on the first anniversary of the date of issuance of the Notes, or if the Corporation issues common shares, or securities convertible into common shares, at a price of less than US$6.00 during the term of the Notes, subject to a minimum conversion price of US$4.80.

The Notes will bear interest from the date of issuance at a rate of 10% per annum (calculated and payable semi-annually in arrears) and will mature 3 years from the date of issuance (or on the earlier occurrence of an event of default).  The Corporation’s obligations under the Notes will be guaranteed by the Corporation’s Mexican operating subsidiary, Minera Paredones Amarillos S.A. de C.V., and the guarantee will be secured by the personal property and real property associated with the Paredones Amarillos gold project.

The Corporation can prepay the outstanding principal and accrued interest at any time after 1 year from the date the Notes are issued, upon payment of one year’s additional interest.

The Corporation will use the net proceeds of the offering of the Notes to finance the previously announced purchase of gold processing equipment to be used at the Paredones Amarillos gold project and to fund ongoing operations at the Paredones Amarillos gold project.

The Corporation has agreed to pay to the agent (the “Agent”) in respect of the offering of the Notes an agent’s fee equal to 4% of the gross proceeds of the offering and to issue the number of common share purchase warrants equal to 4% of number of common shares issuable upon the conversion of the Notes sold in the offering, assuming a conversion price of US$6.00.  If the offering was fully sold the Corporation would issue 213,333 warrants to the Agent.  Each such warrant will be exercisable for one common share for US$6.00 per share until three years following the date of issuance.

The above-described securities have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as Vista’s plans to conduct the private placement offering as described in this press release; plans for financing the Paredones Amarillos Project including the nature and timing of financing; plans for construction and development activities at the Paredones Amarillos Project; Vista’s future business strategy, competitive strengths, goals, operations, plans, potential project development, future share price and valuation; future gold prices; Vista’s potential status as a producer including plans, timing and targeted initial production levels; and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others,  risks relating to delays in commencement and completion of construction at the Paredones Amarillos Project; risks of shortages of equipment or supplies; risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com